Exhibit 4.2

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

[FORM OF SERIES A WARRANT]

CERVOMED INC.

SERIES A WARRANT TO PURCHASE COMMON STOCK OR PRE-FUNDED WARRANTS

Warrant No.: A-[_]

Number of Shares of Common Stock or Pre-Funded Warrants: (the “Total Amount”)

Date of Issuance: [_], 2023 (“Issuance Date”)

CervoMed Inc., a company organized under the laws of Delaware (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [HOLDER], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time, and from time to time, following the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (the “Exercisability Period”), either (x) ______________ (_____________) fully paid non-assessable shares of Common Stock (as defined below), subject to adjustment as provided herein (the “Warrant Shares”), or in lieu of all or a portion of such Warrant Shares, (y) pre-funded warrants to purchase ______________ (_____________) shares of Common Stock for a future exercise price of $0.001 (the “Pre-Funded Warrants”), in the form attached hereto as Annex A, with such choice between Warrant Shares and Pre-Funded Warrants determined by the Maximum Percentage (as defined below). Except as otherwise defined herein, capitalized terms in this Series A Warrant to Purchase Common Stock or Pre-Funded Warrants (including any Series A Warrants to Purchase Common Stock or Pre-Funded Warrants issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 16. This Warrant is one of the Series A Warrants to Purchase Common Stock issued pursuant to that certain Securities Purchase Agreement, dated as of March 28, 2024 (the “Subscription Date”) by and between the Company and the Purchasers on the signature pages thereto.

1.    EXERCISE OF WARRANT.

(a)    Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(e)), this Warrant may be exercised by the Holder at any time or times during the Exercisability Period, in whole or in part, by delivery (whether via electronic mail or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following the delivery of the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise, as applicable to the exercise of the Warrant Shares or the Pre-Funded Warrants, multiplied by the number of Warrant Shares or Pre-Funded Warrants as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash by wire transfer of immediately available funds, or, if the provisions of Section 1(c) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(c)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any Exercise Notice be required. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares or Pre-Funded Warrants shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares or Pre-Funded Warrants and the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares or Pre-Funded Warrants available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within five (5) Trading Days of the date on which the final Exercise Notice has been delivered to the Company. On or before the first (1st) Trading Day following the date on which the Holder has delivered the applicable Exercise Notice, the Company shall transmit by electronic mail an acknowledgment of confirmation of receipt of the Exercise Notice, in the form attached to the Exercise Notice, to the Holder and the Company’s transfer agent (the “Transfer Agent”). So long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise, as applicable) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the earlier of (i) the second (2nd) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period, in each case following the date on which the Exercise Notice has been delivered to the Company, or, if the Holder does not deliver the Aggregate Exercise Price (or notice of a Cashless Exercise, as applicable) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the first (1st) Trading Day following the date on which the Aggregate Exercise Price (or notice of a Cashless Exercise, as applicable) is delivered (such earlier date, or if later, the earliest day on which the Company is required to deliver Warrant Shares or Pre-Funded Warrants pursuant to this Section 1(a), the “Delivery Date”), the Company shall, (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (“FAST”), credit such aggregate number of Warrant Shares or Pre-Funded Warrants to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in FAST, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, as elected by the Holder, a certificate or evidence of a credit of book entry shares, registered in the name of the Holder or its designee, for the number of Warrant Shares or Pre-Funded Warrants to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares or Pre-Funded Warrants via DTC, if any. Upon delivery of the Exercise Notice, the Holder shall be deemed solely for purposes of Regulation SHO to have become the holder of record and beneficial owner of the Warrant Shares or Pre-Funded Warrants with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares or Pre-Funded Warrants are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares or Pre-Funded Warrants, as the case may be, provided that payment of the Aggregate Exercise Price (other than in the case of a Cashless Exercise) is received on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company. If this Warrant is physically delivered to the Company in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares or Pre-Funded Warrants represented by this Warrant submitted for exercise is greater than the number of Warrant Shares or Pre-Funded Warrants being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares or Pre-Funded Warrants issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares or Pre-Funded Warrants with respect to which this Warrant is exercised. No fractional Warrant Shares or Pre-Funded Warrants are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares or Pre-Funded Warrants to be issued shall be rounded down to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) which may be payable with respect to the issuance and delivery of Warrant Shares or Pre-Funded Warrants upon exercise of this Warrant. The Company’s obligations to issue and deliver Warrant Shares or Pre-Funded Warrants in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination; provided, however, that the Company shall not be required to deliver Warrant Shares or Pre-Funded Warrants with respect to an exercise prior to the Holder’s delivery of the Aggregate Exercise Price with respect to such exercise.

(b)    Exercise Price. For purposes of this Warrant, “Exercise Price” means $39.24 per share for Warrant Shares and $39.239 per share for Pre-Funded Warrants, subject to adjustment as provided herein.

(c)    Cashless Exercise. Notwithstanding anything herein to the contrary, if following the date that is six (6) months following the original issuance date of this Warrant, a registration statement covering the issuance of the Exercise Notice Warrant Shares is not available for the issuance of such Exercise Notice Warrant Shares, the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “Cashless Exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares in an exchange of securities effected pursuant to Section 3(a)(9) of the Securities Act, as determined as follows:

X = Y [(A-B)/A]

where:

“X”    equals the number of Warrant Shares to be issued to the Holder;

“Y”    equals the total number of Warrant Shares with respect to which this Warrant is then being exercised;

“A”    equals the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg Financial Markets) as of the Trading Day on the date immediately preceding the Exercise Date; and

“B”    equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a “Cashless Exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise). In the event that a registration statement registering the issuance of Warrant Shares is, for any reason, not effective at the time of exercise of this Warrant, then the Warrant may only be exercised through a cashless exercise, as set forth in this Section 1. If the Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that, in accordance with Section 3(a)(9) of the Securities Act, the Exercise Shares issued in such exercise shall take on the registered characteristics of the Warrants being exercised and may be tacked on to the holding period of the Warrants being exercised.

(d)    Company’s Failure to Timely Deliver Securities. If either (I) the Company shall fail for any reason or for no reason to issue to the Holder on or prior to the applicable Delivery Date, if (x) the Transfer Agent is not participating in FAST, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such Common Stock on the Company’s share register or (y) the Transfer Agent is participating in FAST, to credit the Holder’s balance account with DTC, for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant or (II) a registration statement (which may be the Registration Statement) covering the issuance or resale of the Warrant Shares or Pre-Funded Warrants that are the subject of the Exercise Notice (the “Exercise Notice Warrant Shares” or “Exercise Notice Pre-Funded Warrants”, as applicable) is not available for the issuance or resale, as applicable, of such Exercise Notice Warrant Shares or Exercise Notice Pre-Funded Warrants and (x) the Company fails to promptly, but in no event later than one (1) Business Day after such registration statement becomes unavailable, to so notify the Holder and (y) the Company is unable to deliver the Exercise Notice Warrant Shares or Exercise Notice Pre-Funded Warrants electronically without any restrictive legend by crediting such aggregate number of Exercise Notice Warrant Shares or Exercise Notice Pre-Funded Warrants to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, an “Exercise Failure”), then, in addition to all other remedies available to the Holder, if on or prior to the applicable Delivery Date either (I) if the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver, as elected by the Holder, a certificate or evidence of a book entry credit to the Holder and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in FAST, credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below or (II) if a Notice Failure occurs, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares or Pre-Funded Warrants which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within five (5) Trading Days after the Holder’s request, (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares or Pre-Funded Warrants that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares or Pre-Funded Warrants for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof. The Company’s current transfer agent participates in FAST. In the event that the Company changes transfer agents while this Warrant is outstanding, the Company shall select a transfer agent that participates in FAST. While this Warrant is outstanding, the Company shall cause its transfer agent to participate in FAST with respect to this Warrant. In addition to the foregoing rights, (i) if the Company fails to deliver the applicable number of Warrant Shares or Pre-Funded Warrants upon an exercise pursuant to Section 1 by the applicable Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(d) or otherwise, and (ii) if a registration statement (which may be the Registration Statement) covering the issuance or resale of the Warrant Shares or Pre-Funded Warrants that are subject to an Exercise Notice is not available for the issuance or resale, as applicable, of such Exercise Notice Warrant Shares or Exercise Notice Pre-Funded Warrants and the Holder has submitted an Exercise Notice prior to receiving notice of the non-availability of such registration statement and the Company has not already delivered the Warrant Shares or Pre-Funded Warrants underlying such Exercise Notice electronically without any restrictive legend by crediting such aggregate number of Warrant Shares or Pre-Funded Warrants to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, the Holder shall have the option, by delivery of notice to the Company, to rescind such Exercise Notice in whole or in part and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an Exercise Notice shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(d) or otherwise and/or switch some or all of such Exercise Notice from a cash exercise to a Cashless Exercise.

(e)    Disputes. In the case of a dispute as to the determination of the applicable Exercise Price or the arithmetic calculation of the Warrant Shares or Pre-Funded Warrants, the Company shall promptly issue to the Holder the number of Warrant Shares or Pre-Funded Warrants that are not disputed and resolve such dispute in accordance with Section 11.

(f)    Beneficial Ownership.

(1)    Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant for Warrant Shares, and the Holder shall not have the right to exercise any portion of this Warrant for Warrant Shares, pursuant to the terms and conditions of this Warrant and any such exercise of this Warrant for Warrant Shares shall as further described below be treated as an exercise of this Warrant for Pre-Funded Warrants, to the extent that after giving effect to such exercise of the Warrant for Warrant Shares, the Holder together with the other Attribution Parties collectively would beneficially own in excess of [4.99][9.99]% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise of the Warrants for Warrant Shares. In any case in which the exercise of the Warrant for Warrant Shares would result in the Holder together with the other Attribution Parties collectively beneficially owning shares of Common Stock in excess of the Maximum Percentage, the Company shall issue to the Holder the number of shares of Common Stock that would result in such Holder beneficially owning shares of Common Stock equal to the Maximum Percentage. Any shares of Common Stock otherwise due to such Holder upon such exercise in excess of the Maximum Percentage will in lieu thereof be issued in the form of Pre-Funded Warrants pursuant to the form of the Prefunded Warrant attached hereto as Exhibit B and, as soon as reasonably practicable, the Company shall return to the Holder any Exercise Price paid by the Holder for the Reduction Shares (as defined below) in excess of the Exercise Price for the Pre-Funded Warrants issued to the Holder. Upon delivery of a written notice to the Company, the Holder may from time to time terminate, increase or decrease the Maximum Percentage to any other percentage as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act.

(2)    For purposes of the determining the Maximum Percentage, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the other Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in Section 1(f)(1). For purposes of Section 1(f)(1), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) promptly notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Company will issue Pre-Funded Warrants in lieu of Warrant Shares that would cause the Holder’s beneficial ownership to exceed the Maximum Percentage (the number of Warrant Shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, and in any event, within five (5) Trading Days, the Company shall return to the Holder any Exercise Price paid by the Holder for the Reduction Shares in excess of the Exercise Price for the Pre-Funded Warrants issued to the Holder.

(3)    For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant upon receipt of an Exercise Notice, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall not be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

(4)    Unless the Company obtains the approval of its stockholders as required by the applicable rules of the applicable Principal Market for issuances of Common Stock in excess of such amount, the Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 1 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, the Holder, together with the Attribution Parties, would beneficially own in excess of the Primary Market Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by such Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) held by such Holder or any of its Affiliates or Attribution Parties, but for a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 1(e)(4), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith (other than as it relates to a Holder relying on the number of shares issued and outstanding as provided by the Company pursuant to this Section 1(e)(4)). To the extent that the limitation contained in this Section 1(f)(4) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Company. A determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder in the sole discretion of the Holder or Holders. Upon the written or oral request (which may be via email) of a Holder, the Company shall within one Trading Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. The “Primary Market Limitation” shall be 19.99% of the number of shares of the Common Stock outstanding immediately before giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

(g)    Required Reserve Amount. So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under the Warrants then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g) be reduced other than in connection with any exercise of Warrants or such other event covered by Section 2(c) below. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Warrants based on the number of shares of Common Stock issuable upon exercise of Warrants held by each holder thereof on the Issuance Date (without regard to any limitations on exercise) (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Warrants shall be allocated to the remaining holders of Warrants, pro rata based on the number of shares of Common Stock issuable upon exercise of the Warrants then held by such holders thereof (without regard to any limitations on exercise).

(h)    Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall promptly take all action reasonably necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if at the time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C.

2.    ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES OR PRE-FUNDED WARRANTS. The Exercise Price and the number of Warrant Shares or Pre-Funded Warrants shall be adjusted from time to time as follows:

(a)    Reserved.

(b)    Adjustment Upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares or Pre-Funded Warrants will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares or Pre-Funded Warrants will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c)    Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares, as mutually determined by the Company’s Board of Directors and the Required Holders, so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3.    RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if, on or after the Subscription Date and on or prior to the Expiration Date, the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage and Primary Market Limitation) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage or Primary Market Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage or Primary Market Limitation, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

4.    PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)    Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time on or after the Subscription Date and on or prior to the Expiration Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage and Primary Market Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage or Primary Market Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage or Primary Market Limitation, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(b)    Fundamental Transaction. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 4(b), including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for the Company (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the Warrant Shares and/or Pre-Funded Warrants (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(e) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the Warrant Shares and/or Pre-Funded Warrants (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). The provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company's control, including not approved by the Company's Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365-day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within five (5) Trading Days of the Holder’s election (or, if later, on the effective date of the Fundamental Transaction). The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

5.    NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).

6.    WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares or Pre-Funded Warrants which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders. Without limiting any rights of a Holder to receive Warrant Shares or Pre-Funded Warrants on a “Cashless Exercise” pursuant to Section 1(c) or to receive cash payments pursuant to Section 1(d) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

7.    REISSUANCE OF WARRANTS.

(a)    Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares or Pre-Funded Warrants being transferred by the Holder and, if less than the total number of Warrant Shares or Pre-Funded Warrants then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares or Pre-Funded Warrants not being transferred.

(b)    Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form (but without the obligation to post a bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares or Pre-Funded Warrants then underlying this Warrant.

(c)    Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares or Pre-Funded Warrants then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares or Pre-Funded Warrants as is designated by the Holder at the time of such surrender.

(d)    Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares or Pre-Funded Warrants then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares or Pre-Funded Warrants designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares or Pre-Funded Warrants then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.    NOTICES. Whenever notice is required to be given under this Warrant, including, without limitation, an Exercise Notice, unless otherwise provided herein, such notice shall be given in writing, (i) if delivered (a) from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid or electronic mail or (b) from outside the United States, by International Federal Express or electronic mail, and (ii) will be deemed given (A) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (C) if delivered by International Federal Express, two (2) Business Days after so mailed and (D) at the time of transmission, if delivered by electronic mail to each of the email addresses specified in this Section 8 prior to 5:00 p.m. (New York time) on a Trading Day, and (E) the next Trading Day after the date of transmission, if delivered by electronic mail to each of the email addresses specified in this Section 8 on a day that is not a Trading Day or later than 5:00 p.m. (New York time) on any Trading Day, and will be delivered and addressed as follows:

(i)    if to the Company, to:

CervoMed Inc.

20 Park Plaza, Suite 424

Boston, MA 02116

Attention: John Alam, M.D.

Email: jj.alam@cervomed.com

(ii)    if to the Holder, at such address or other contact information delivered by the Holder to the Company or as is on the books and records of the Company.

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record with respect to any dividend or distribution upon the shares of Common Stock; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9.    AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

10.    GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 8(i) above or such other address as the Company subsequently delivers to the Holder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11.    DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares or Pre-Funded Warrants, the Company shall submit the disputed determinations or arithmetic calculations via electronic mail within two (2) Business Days of receipt of the Exercise Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares or Pre-Funded Warrants within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares or Pre-Funded Warrants to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

12.    REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and any other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

13.    TRANSFER. This Warrant and the Warrant Shares or Pre-Funded Warrants may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company.

14.    SEVERABILITY; CONSTRUCTION; HEADINGS. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

15.    DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries, the Company shall contemporaneously with any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries.

16.    CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)    “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlled by, controlling or under common control with, such Person, but only for so long as such control shall continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) means, with respect to a Person, possession, direct or indirect, of (i) the power to direct or cause direction of the management and policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (ii) at least 50% of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests.

(b)    “Attribution Parties” means, collectively, the following Persons and entities: (i) any direct or indirect Affiliates of the Holder, (ii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any Attribution Parties and (iii) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with the Holder’s and/or any other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(c)    “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d)    “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respect, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (iii) a merger in connection with a bona fide acquisition by the Company of any Person in which (x) the gross consideration paid, directly or indirectly, by the Company in such acquisition is not greater than 20% of the Company’s market capitalization as calculated on the date of the consummation of such merger and (y) such merger does not contemplate a change to the identity of a majority of the board of directors of the Company. Notwithstanding anything herein to the contrary, any transaction or series of transaction that, directly or indirectly, results in the Company or the successor entity not having Common Stock or common stock, as applicable, registered under the 1934 Act and listed on an Eligible Market shall be deemed a Change of Control.

(e)    “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid and ask prices of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. as of 4:00 P.M., New York City time on such date. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(f)    “Common Stock” means (i) the Company’s Common Stock, par value $0.001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(g)    “Common Stock Equivalents” means any securities of the Company or the subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(h)    “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(i)    “Eligible Market” means The Nasdaq Capital Market, the NYSE American LLC, The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange, Inc.

(j)    “Exercise Conditions” means the public announcement of Top-Line Data from the RewinD-LB Trial that includes the primary outcome measure of change in Clinical Dementia Rating Scale – Sum of Boxes in neflamapimod-treated subjects compared to placebo having been met, defined as a statistically significant difference favoring neflamapimod, with a p-value of less than 0.05.

(k)    “Expiration Date” means the earlier of (i) April 1, 2027 and (ii) the date that is 180 days after the date the Exercise Conditions have been met, provided that, in each case, if such date falls on a day other than a Business Day or on a date on which trading does not take place on the Principal Market (a “Holiday”), the next day that is not a Holiday.

(l)    “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its shares of Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its shares of Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock not held by all such Subject Entities as of the Subscription Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(m)    “Group” shall have the meaning ascribed to it in Section 13(d) of the Exchange Act, and all related rules, regulations and jurisprudence.

(n)    “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(o)    “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Holder, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Holder or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction or Change of Control.

(p)    “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(q)    “Principal Market” means the national securities exchange or other trading market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Original Issue Date, is the Nasdaq Capital Market.

(r)    “Required Holders” means the holders of the Warrants representing at least a majority of the shares of Common Stock underlying the Warrants then outstanding.

(s)    “RewinD-LP Trial” means the Company’s Phase 2b RewinD-LB clinical trial evaluating neflamapimod for treatment of patients with dementia with Lewy bodies.

(t)    “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Principal Market with respect to the Common Stock that is in effect on the date of delivery of an applicable Exercise Notice.

(u)    “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(v)    “Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or Change of Control or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction or Change of Control shall have been entered into.

(w)    “Trading Day” means any weekday on which the Principal Market is normally open for trading.

(x)    Transaction Documents” means this Warrant, that certain Securities Purchase Agreement, dated March 28, 2024, by and between the Company and the purchasers set forth therein, and any agreement entered into by and between the Company and the Holder, as applicable, in connection with such agreements.

(y)    “Top-Line Data” means, with respect to a clinical trial, major efficacy data from such trial in reasonable and customary form, including p-values and measures of the magnitude of the effect with respect to the trial’s primary endpoint and each of its secondary endpoints, and any material safety data, in each case, derived from the locked clinical trial database.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

CERVOMED INC.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

CERVOMED INC.

The undersigned holder hereby exercises the right to purchase _________________ shares of Common Stock (“Warrant Shares”) and/or warrants to purchase ________________ shares of Common Stock at a purchase price of $0.001 (the “Pre-Funded Warrants”) of CervoMed Inc., a company organized under the laws of Delaware (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Exercise Price. The Holder intends that payment of the Exercise Price shall be made with respect to _________________ Warrant Shares and/or _______________ Pre-Funded Warrants.

2. Payment of Exercise Price. The Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant and/or, in lieu of cash payment, a “Cashless Exercise” with respect to __________ Warrant Shares.

3. Delivery of Warrant Shares and/or Pre-Funded Warrants. The Company shall deliver to the holder _______________ Warrant Shares and/or ____________ Pre-Funded Warrants in accordance with the terms of the Warrant.

Date:         _______________ __, ______

Name of Registered Holder

By:

Name:

Title:

Exhibit A-1

EXHIBIT B

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS.

FORM OF PRE-FUNDED WARRANT TO PURCHASE COMMON STOCK
CERVOMED INC.

Number of Shares: [ • ]

(subject to adjustment)

Warrant No. [ • ]	Original Issue Date: [ • ], 202_

CervoMed Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [ • ] or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of [ • ] shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $0.001 per share (as adjusted from time to time as provided in Section 9 herein, the “Exercise Price”), upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”) at any time and from time to time on or after the date hereof (the “Original Issue Date”), subject to the following terms and conditions:

1.         Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlled by, controlling or under common control with, such Person, but only for so long as such control shall continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) means, with respect to a Person, possession, direct or indirect, of (i) the power to direct or cause direction of the management and policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (ii) at least 50% of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests.

EXHIBIT B

“Attribution Parties” means, collectively, the following Persons and entities: (i) any direct or indirect Affiliates of the Holder, (ii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any Attribution Parties and (iii) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with the Holder’s and/or any other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

“Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid and ask prices of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. as of 4:00 P.M., New York City time on such date. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Commission” means the United States Securities and Exchange Commission. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Group” shall have the meaning ascribed to it in Section 13(d) of the Exchange Act, and all related rules, regulations and jurisprudence.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Principal Trading Market” means the national securities exchange or other trading market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Original Issue Date, shall be the Nasdaq Capital Market.

“Securities Act” means the Securities Act of 1933, as amended.

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Principal Trading Market with respect to the Common Stock that is in effect on the date of delivery of an applicable Exercise Notice.”

EXHIBIT B

“Trading Day” means any weekday on which the Principal Trading Market is normally open for trading.

“Transfer Agent” means Computershare Trust Company, N.A., the Company’s transfer agent and registrar for the Common Stock, and any successor appointed in such capacity.

2.         Issuance of Securities; Registration of Warrants. The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.         Registration of Transfers. Subject to compliance with all applicable securities laws, the Company shall, or will cause its Transfer Agent to, register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, and payment for all applicable transfer taxes (if any). Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall, or will cause its Transfer Agent to, prepare, issue and deliver at the Company’s own expense any New Warrant under this Section 3. Until due presentment for registration of transfer, the Company may treat the registered Holder hereof as the owner and holder for all purposes, and the Company shall not be affected by any notice to the contrary.

EXHIBIT B

4.         Exercise of Warrants.

(a)    All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by this Warrant (including Section 11) at any time and from time to time on or after the Original Issue Date, and such rights shall not expire.

(b)    The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice pursuant to Section 10 below), and the date on which the last of such items is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares, if any.

5.         Delivery of Warrant Shares.

(a)    Upon exercise of this Warrant, the Company shall promptly (but in no event later than the number of Trading Days comprising the Standard Settlement Period following the Exercise Date), upon the request of the Holder, credit such aggregate number of shares of Common Stock specified by the Holder in the Exercise Notice and to which the Holder is entitled pursuant to such exercise (the “Exercise Shares”) to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal At Custodian system, or if the Transfer Agent is then a participant in the DTC Fast Automated Securities Transfer Program (the “FAST Program”) and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or the resale of such Warrant Shares by the Holder or (B) the Exercise Shares are eligible for resale by the Holder without volume or manner-of-sale restrictions pursuant to Rule 144 promulgated under the Securities Act (assuming cashless exercise of this Warrant). If the Transfer Agent is not a member of the FAST Program or if (A) and (B) above are not true, the Transfer Agent will either (i) record the Exercise Shares in the name of the Holder or its designee on the certificates reflecting the Exercise Shares with an appropriate legend regarding restriction on transferability, which shall be issued and dispatched by overnight courier to the address as specified in the Exercise Notice, and on the Company’s share register or (ii) issue such Exercise Shares in the name of the Holder or its designee in restricted book-entry form in the Company’s share register. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account, the date of the book entry positions or the date of delivery of the certificates evidencing such Exercise Shares, as the case may be.

(b)    If the Company fails to deliver to the Holder or its designee Exercise Shares in the manner required pursuant to Section 5(a) within the Standard Settlement Period following the Exercise Date (other than a failure solely caused by incorrect or incomplete information provided by the Holder to the Company) and the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”) but did not receive within the Standard Settlement Period, then the Company shall, within two (2) Trading Days after the Holder’s request, (1) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.

(c)    To the extent permitted by law and subject to Section 5(b), the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof (including the limitations set forth in Section 11 below) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Subject to Section 5(b), nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

EXHIBIT B

6.         Charges, Taxes and Expenses. Issuance and delivery of the Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense (excluding any applicable stamp duties) in respect of the issuance of the Warrant Shares, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any Warrant Shares or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.         Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable contractual indemnity, if requested by the Company. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.         Reservation of Warrant Shares. The Company covenants that it will, at all times while this Warrant is outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly authorized, validly issued, and fully paid and non-assessable. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed. The Company further covenants that it will not, without the prior written consent of the Holder, take any actions to increase the par value of the Common Stock at any time while this Warrant is outstanding.

EXHIBIT B

9.         Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)    Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock issued and outstanding on the Original Issue Date and in accordance with the terms of such stock on the Original Issue Date or as amended, that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issues by reclassification of shares of capital stock any additional shares of Common Stock of the Company, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, provided, however, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends. Any adjustment pursuant to clause (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or issuance.

(b)    Pro Rata Distributions. If, on or after the Original Issue Date, the Company shall declare or make any dividend or other pro rata distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, but, for the avoidance of doubt, excluding any distribution of shares of Common Stock subject to Section 9(a), any distribution of Purchase Rights (as defined below) subject to Section 9(c) and any Fundamental Transaction (as defined below) subject to Section 9(d)) (a “Distribution”) then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage (as defined below)) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and such portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

EXHIBIT B

(c)    Purchase Rights. If at any time on or after the Original Issue Date, the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property, in each case pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation). As used in this Section 9(c), (i) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities and (ii) “Convertible Securities” mean any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(d)    Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity or in which the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company effects any sale to another Person of all or substantially all of its assets in one or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another Person), holders of capital stock tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction) or (v) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not effect any Fundamental Transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another Person unless (i) the Alternate Consideration is solely cash and the Company provides for the simultaneous “cashless exercise” of this Warrant pursuant to Section 10 below or (ii) prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this paragraph (d) shall similarly apply to subsequent transactions analogous of a Fundamental Transaction type.

EXHIBIT B

(e)    Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(f)    Calculations. All calculations under this Section 9 shall be made to the nearest one-tenth of one cent or the nearest share, as applicable.

(g)    Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Transfer Agent.

(h)    Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice of such transaction at least five (5) days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. In addition, if while this Warrant is outstanding, the Company authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction contemplated by Section 9(d), other than a Fundamental Transaction under clause (iii) of Section 9(d), the Company shall deliver to the Holder a notice of such Fundamental Transaction at least thirty (30) days prior to the date such Fundamental Transaction is consummated. Holder agrees to maintain any information disclosed pursuant to this Section 9(h) in confidence until such information is publicly available, and shall comply with applicable law with respect to trading in the Company’s securities following receipt of any such information.

EXHIBIT B

10.         Payment of Exercise Price. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares in an exchange of securities effected pursuant to Section 3(a)(9) of the Securities Act, as determined as follows:

X = Y [(A-B)/A]

where:

“Z”    equals the number of Warrant Shares to be issued to the Holder;

“AA”    equals the total number of Warrant Shares with respect to which this Warrant is then being exercised;

“C”    equals the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg Financial Markets) as of the Trading Day on the date immediately preceding the Exercise Date; and

“D”    equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise). In the event that a registration statement registering the issuance of Warrant Shares is, for any reason, not effective at the time of exercise of this Warrant, then the Warrant may only be exercised through a cashless exercise, as set forth in this Section 10. If the Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that, in accordance with Section 3(a)(9) of the Securities Act, the Exercise Shares issued in such exercise shall take on the registered characteristics of the Warrants being exercised and may be tacked on to the holding period of the Warrants being exercised. Except as set forth in Section 5(b) (Buy-In remedy) and Section 12 (payment of cash in lieu of fractional shares), in no event will the exercise of this Warrant be settled in cash.

EXHIBIT B

11.         Limitations on Exercise.

(a)         Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder of the Warrant shall not have the right to exercise any portion of the Warrant, and any such exercise shall be null and void ab initio and treated as if the exercise had not been made, to the extent that immediately prior to or following such exercise, the Holder, together with the Attribution Parties, beneficially owns or would beneficially own as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder, in excess of [4.99%][9.99%] (the “Maximum Percentage”) of the Common Stock that would be issued and outstanding following such exercise. For purposes of calculating beneficial ownership for determining whether the Maximum Percentage is or will be exceeded, the aggregate number of shares of Common Stock held and/or beneficially owned by the Holder together with the Attribution Parties, shall include the number of shares of Common Stock held and/or beneficially owned by the Holder together with the Attribution Parties plus the number of shares of Common Stock issuable upon exercise of the relevant Warrant with respect to which the determination is being made but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrant held and/or beneficially owned by the Holder or the Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company held and/or beneficially owned by such Holder or any Attribution Party (including, without limitation, any convertible notes, convertible stock or warrants) that are subject to a limitation on conversion or exercise analogous to the limitation contained herein. For purposes of this Section 11(a), beneficial ownership of the Holder or the Attribution Parties shall, except as set forth in the immediately preceding sentence, be calculated and determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder. For purposes of the Warrant, in determining the number of outstanding shares of Common Stock, a Holder of the Warrant may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (such issued and outstanding shares, the “Reported Outstanding Share Number”). For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. The Holder shall disclose to the Company the number of shares of Common Stock that it, together with the Attribution Parties holds and/or beneficially owns and has the right to acquire through the exercise of derivative securities and any limitations on exercise or conversion analogous to the limitation contained herein contemporaneously or immediately prior to submitting an Exercise Notice for the relevant Warrant. If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s, together with the Attribution Parties’, beneficial ownership, as determined pursuant to this Section 11(a), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and the Attribution Parties since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Stock to the Holder upon exercise of this Warrant results in the Holder, together with the Attribution Parties, being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s, together with the Attribution Parties’, aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder and/or the Attribution Parties shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. By written notice to the Company, a Holder of the Warrant may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 19.99% specified in such notice; provided that any increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and shall not negatively affect any partial exercise effected prior to such change.

EXHIBIT B

(b)         This Section 11 shall not restrict the number of shares of Common Stock which a Holder or the Attribution Parties may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder or the Attribution Parties may receive in the event of a Fundamental Transaction as contemplated in Section 9(d) of this Warrant. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder or the Attribution Parties for any purpose including for purposes of Section 13(d) of the Exchange Act and the rules promulgated thereunder or Section 16 of the Exchange Act and the rules promulgated thereunder, including Rule 16a-1(a)(1). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of Section 11(a) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in Section 11(a) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

12.         No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

13.         Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered confirmed e-mail at the e-mail address specified in the books and records of the Transfer Agent prior to 5:30 P.M., New York City time, on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via confirmed e-mail at the e-mail address specified in the books and records of the Transfer Agent on a day that is not a Trading Day or later than 5:30 P.M., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery.

EXHIBIT B

14.         Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15.         Miscellaneous.

(a)    No Rights as a Stockholder. Except as otherwise set forth in this Warrant, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b)    Authorized Shares. (i) Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(ii)         Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

EXHIBIT B

(c)    Successors and Assigns. Subject to compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder, except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

(d)    Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

(e)    Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(f)    Governing Law; Jurisdiction. This Warrant shall be governed by and interpreted in accordance with the substantive laws of the State of New York, without regard to its or any other jurisdiction’s choice of law rules. Any and all disputes arising out of, concerning, or related to this Warrant, or to the construction, validity, enforcement and interpretation thereof, shall be referred to and resolved by the federal courts located in New York, New York or, to the extent no such court has subject matter jurisdiction, the state courts of the State of New York located in New York, New York (the “Specified Courts”). Each of the Company and the Holder irrevocably and unconditionally submits to the exclusive jurisdiction of the Specified Courts, waives any objection to the laying of venue of any suit, action or proceeding brought in such courts and waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS WARRANT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE THIS WARRANT. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE COMPANY AND THE HOLDER AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH OF THE COMPANY AND THE HOLDER HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(g)    Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

EXHIBIT B

(h)         Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the Company and the Holder will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT B

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

CERVOMED INC.

By:
Name:
Title:

EXHIBIT B

SCHEDULE 1

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Common Stock under the Warrant]

Ladies and Gentlemen:

(1)

The undersigned is the Holder of Warrant No. [ • ] (the “Warrant”) issued by CERVOMED INC., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)	The undersigned hereby exercises its right to purchase Warrant Shares pursuant to the Warrant.

(3)	The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	Cash Exercise

☐	“Cashless Exercise” under Section 10 of the Warrant

(4)	If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $[ • ] in immediately available funds to the Company in accordance with the terms of the Warrant.

(5)	Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.

(6)

By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 11(a) of the Warrant to which this notice relates.

Dated:

Name of Holder:

By:

Name:

Title:

(Signature must conform in all respects
to name of Holder as specified on the face of the Warrant)